SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
May 21, 2008
Date of Report (Date of earliest event report)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)
610-668-4700
(Issuer’s telephone number, including area code)
N/A
(Former Name or Former Address, if Change Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (d) On May 21, 2008, the board of directors of Royal Bancshares of Pennsylvania, Inc. (“Royal”) elected Mr. Robert A. Richards, Jr. to the board of directors as a Class II director with a term expiring at the annual meeting of shareholders in 2010. Mr. Richards has been appointed to serve on the Nominating and Governance Committee of Royal’s board of directors. He has also been appointed a director of Royal Bank America, a wholly-owned banking subsidiary of Royal (the “Bank”). Mr. Richards will be compensated for his services as a director on the same basis as other non-employee directors of Royal and the Bank, including annual retainers, fees for attending board and committee meetings, and eligibility to receive stock-based awards under Royal’s equity incentive plan.
Item 8.01. Other Events
     On May 22, 2008, Royal announced that its board of directors had authorized the continuation of its previously approved stock repurchase program, which expired in May 2008. Under the new program, Royal may purchase, from time to time, up to 5% of its outstanding shares of Class A common stock in the open market or in negotiated transactions, depending on market conditions and in line with prudent capital management and other factors, over a twelve-month period.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.
Dated: May 27, 2008	/s/ Joseph P. Campbell
Joseph P. Campbell
President and Chief Executive Officer